Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 35-27317, 33-21698, 33-06183, 333-49779, and 333-62037.


ARTHUR ANDERSEN LLP

Vienna, VA
September 20, 2001